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                                                                    EXHIBIT 99.2

                            TEMPLATE SOFTWARE, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER 24, 1999


    The undersigned hereby appoints JOSEPH M. FOX and PETER J. RUSSO, and each of them, as attorneys and proxies of the undersigned, each with full power of substitution, as proxies to vote all of the shares of stock of Template Software, Inc. which the undersigned may be entitled to vote at the Special Meeting of Shareholders of Template Software, Inc. to be held at the headquarters of Template Software, Inc., 45365 Vintage Park Plaza, Suite 100, Dulles, Virginia 20166, on Friday, December 24, 1999 at 8:30 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders of Template Software, Inc. and the accompanying Joint Proxy Statement/Prospectus.


    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL DESCRIBED BELOW, AS MORE SPECIFICALLY DESCRIBED IN THE JOINT PROXY STATEMENT/PROSPECTUS. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.


PROPOSAL 1: Approval and adoption of the Agreement and Plan of Merger, dated as of October 19, 1999, by and among Template Software, Inc., Level 8 Systems, Inc. and TSAC, Inc., and the transactions contemplated thereby.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                          (To be signed on other side)
                          (Continued from other side)

                                                DATED:
                                                --------------------------------

                                                --------------------------------

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                                                          SIGNATURE(s)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.